UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 31, 2013

Atlas Resource Partners, L.P.

(Exact name of registrant as specified in its chapter)

Delaware	1-35317	45-3591625
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Park Place Corporate Center One 1000 Commerce Drive, Suite 400 Pittsburgh, PA		15275
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 800-251-0171

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Credit Agreement Amendment

On July 31, 2013, Atlas Resource Partners, L.P. (the “Partnership”) entered into a Second Amended and Restated Credit Agreement (the “Credit Agreement”) with Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto, which amended and restated the Amended and Restated Credit Agreement dated March 5, 2012 among the Partnership, the administrative agent and the lenders party thereto. The Credit Agreement:

•	extended the maturity date of the facility to July 31, 2018;

•	increased the borrowing base to $835 million and the maximum facility amount to $1.5 billion;

•

decreased the applicable margin on Eurodollar loans to between 1.75% and 2.75%, and the applicable margin on alternative base rate loans to between 0.75% and 1.75%, in each case depending upon the utilization of the borrowing base;

•

revised the ratio of Total Funded Debt (as defined in the Credit Agreement) to EBITDA (as defined in the Credit Agreement) (or, in the case of quarters ending on or before December 31, 2013, Annualized EBITDA) to be 4.50 to 1.0 as of the last day of the quarter ended September 13, 2013, 4.25 to 1.0 as of the last day of the quarters ended December 31, 2013 and March 31, 2014, and 4.00 to 1.0 as of the last day of each quarter thereafter;

•	removed the interest coverage covenant; and

•	added covenants requiring the Partnership to enter into swaps agreements with respect to the assets being acquired in the acquisition referred to in Item 2.01, below.

The Partnership’s obligations under the Credit Agreement are secured by mortgages on its oil and gas properties and first priority security interests in substantially all of its assets, including all of the Partnership’s ownership interests in its material operating subsidiaries. Additionally, the Partnership’s obligations under the Credit Agreement are guaranteed by certain of its material subsidiaries.

This summary of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement filed as Exhibit 10.1, which is incorporated herein by this reference.

Convertible Class C Preferred Units and Warrants

On July 31, 2013, in connection with the previously-disclosed Class C Preferred Unit Purchase Agreement dated as of June 9, 2013, the Partnership amended its limited partnership agreement (the “Second Amendment”) to set forth the terms of its newly-created Class C Convertible Preferred Units (the “Preferred Units”), with a face value of $23.10 per unit (the “face value”). The Partnership issued 3,749,986 preferred units to Atlas Energy, L.P. (“ATLS”), the parent of the Partnership’s general partner. In connection with the issuance of the Preferred Units, the Partnership also issued to ATLS a warrant to purchase 562,497 common units of the Partnership (representing 15% of the Preferred Units purchased) (the “Warrant”). The Warrant and Preferred Units were issued and sold in a private transaction exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.

The Preferred Units will receive cash distributions, paid quarterly on the same date as the distribution payment date for the Partnership’s common units, equal to the greater of (i) $0.51 and (b) the quarterly common unit distribution payable for the most recently completed fiscal quarter, in each case multiplied by the number of common units into which each Preferred Unit is convertible. The record date for the determination of holders entitled to receive distributions of the Preferred Units will be the same as the record date for determination of common unit holders entitled to receive quarterly distributions, provided that if the Partnership does not pay a distribution with respect to the common units for any quarter, the preferred distribution payment date will be not later than the 45th following the end of the quarter. The Preferred Units are not entitled to receive any distributions in respect of the quarter ended June 30, 2013. If the Partnership fails to pay in full any distribution on the Preferred Units, the Partnership will not be permitted to make any distributions on the common units until all preferred distributions have been paid in full.

Holders have the right to convert their Preferred Units, in whole or in part, at any time before July 31, 2016, into a number of common units equal to (i) the face value plus all unpaid preferred distributions (the “liquidation value”) divided by (ii) the face value, subject to customary anti-dilution adjustments. Unless previously converted, all Preferred Units will convert into common units on July 31, 2016. If a Preferred Unit conversion occurs before the record date for payment of common unit distributions and the Preferred Units convert into additional common units (because of the increase in the liquidation value by virtue of unpaid preferred distributions), the additional common units will not receive the common unit distribution with respect to the relevant quarter.

The Preferred Units will have class voting rights (requiring the affirmative vote of at least 75% of the outstanding preferred units) on any matter that adversely affects or amends any of the rights, preferences, obligations or privileges of the Preferred Units, except that no holder of Preferred Units will have any voting rights with respect a merger, consolidation or business combination, or sale or other transfer of all or substantially all of the Partnership’s properties or assets, except to the extent it has converted its Preferred Units into common units before the record date for common units to vote on any such transaction. Upon any liquidation, dissolution or winding up of the Partnership, or the sale of all or substantially all of its assets, the holders of Preferred Units generally will be entitled to receive, in preference to the holders of any of the Partnership’s other securities, an amount equal to the liquidation value of the units.

The Warrants are exercisable beginning October 29, 2013 into an equal number of common units of the Partnership at an exercise price of $23.10 per unit, subject to adjustments as provided therein. The Warrants will expire on July 31, 2016.

This summary of the Second Amendment and Warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to the agreements, copies of which are attached hereto as Exhibits 3.1 and 4.2, which are incorporated herein by this reference.

Registration Rights Agreement

In connection with the issuance of the Preferred Units and Warrants, on July 31, 2013 the Partnership entered into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which the Partnership agreed to file a resale registration statement with the Securities and Exchange Commission within 90 days of the issuance of the Partnership’s common units upon the conversion of Preferred Units or the exercise of Warrants. The Registration Rights Agreement also provides a holder of $40 million or more of common units underlying the Preferred Units and Warrants the right to elect to dispose of such common units through an underwritten public offering.

This summary of the Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Registration Rights Agreement filed as Exhibit 10.2, which is incorporated herein by this reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On July 31, 2013, the Partnership and its wholly-owned subsidiary, ARP Production Company, LLC, completed their previously announced acquisition of oil and gas assets in the Raton, County Line and Black Warrior basins from EP Energy E&P Company L.P. and its affiliates (the “Acquisition”) for approximately $733 million in cash.

The purchase and sale agreement was filed as Exhibit 2.1 to the Partnership’s Current Report on Form 8-K filed on June 10, 2013.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the issuance of the Preferred Units, Amendment No. 2 to Amended and Restated Agreement of Limited Partnership, including the Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights and Qualifications, Limitation and Restrictions thereof of Class C Convertible Preferred Units was adopted to include the Preferred Units as authorized preferred units under the partnership agreement. The disclosure set forth above under Item 1.01 with respect to the Preferred Units is hereby incorporated by reference into this Item 5.03.

This summary of Amendment No. 2 to Amended and Restated Agreement of Limited Partnership does not purport to be complete and is qualified in its entirety by reference thereto, a copy of which is attached hereto as Exhibit 3.1.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Historical financial statements for the business acquired, as described in Item 2.01, above, are not included in this Current Report on Form 8-K. This information will be filed in a subsequent amendment to this Current Report as required by Securities and Exchange Commission regulations.

(b)	Pro Forma Financial Information.

Pro forma financial information relating to the acquisition described in Item 2.01, above, is not included in this Current Report on Form 8-K. This information will be filed in a subsequent amendment to this Current Report as required by Securities and Exchange Commission regulations.

(d)	Exhibits

3.1	Amendment No. 2 to Amended and Restated Agreement of Limited Partnership

4.1

Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights and Qualifications, Limitations and Restrictions thereof of Class C Convertible Preferred Units, dated as of July 31, 2013.(1)

4.2	Warrant to Purchase Common Units

10.1	Second Amended and Restated Credit Agreement

10.2	Registration Rights Agreement

(1)	Attached to Amendment No. 2 to Amended and Restated Agreement of Limited Partnership (attached hereto as Exhibit 3.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 6, 2013	ATLAS RESOURCE PARTNERS, L.P.

	By:	Atlas Resource Partners GP, LLC, its general partner

	By:	/s/ Sean P. McGrath
	Name:	Sean P. McGrath
	Its:	Chief Financial Officer

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